Exhibit 99.1

NEWS RELEASE

IMMUNOMEDICS AND ROYALTY PHARMA ANNOUNCE ROYALTY
FUNDING AND STOCK PURCHASE AGREEMENTS TOTALLING $250
MILLION

Royalty Pharma acquires Royalty Rights on Global Net Sales of Sacituzumab Govitecan (IMMU-132) Across All Indications for $175 Million

Royalty Pharma Acquires $75 Million of Immunomedics Common Stock at $17.15 per share, a More Than 15% Premium over 15-Day Moving Average

Royalty Rate of 4.15% is Subject to Tiered Sales-Based Step-Downs reaching 1.75% on Annual Sales exceeding $6 Billion

Agreement Enables Investments into Further Build Out of Clinical, Commercial and Manufacturing Infrastructure and Execution of Aggressive Clinical Development Plan

Morris Plains, N.J. and New York, N.Y. January 8, 2018 — Immunomedics, Inc., (NASDAQ: IMMU) (“Immunomedics” or the “Company”) and Royalty Pharma today announced that Immunomedics has agreed to sell tiered, sales-based royalty rights on global net sales of sacituzumab govitecan to Royalty Pharma for $175 million. Royalty Pharma has also purchased $75 million in common stock of Immunomedics, at $17.15 per share, which represents a more than 15% premium over the stock’s 15-day trailing average closing price.

This $250 million funding provides Immunomedics the resources to support the Company’s next phase of growth as it focuses on developing sacituzumab govitecan in metastatic triple negative breast cancer (TNBC), advanced urothelial cancer and other indications of high medical need and on further building its clinical, medical affairs, commercial and manufacturing infrastructure. The royalty rate commences at 4.15 percent on net annual sales of up to $2 billion, declining step-wise based on sales tiers to 1.75 percent on net global annual sales exceeding $6 billion. This transaction will provide sufficient cash to fund operations into 2020.

“The investment by Royalty Pharma supports our stated strategy at Immunomedics of becoming a fully integrated biopharmaceutical company and a recognized leader in the field of antibody-drug conjugates,” commented Michael Pehl, President and Chief Executive Officer of Immunomedics. “This agreement extends our runway beyond the approval and initial commercialization of sacituzumab govitecan for metastatic TNBC and provides us with the necessary resources for a full clinical and commercial infrastructure. Royalty Pharma has a strong track record of identifying outstanding products, and we look forward to working with them as we continue to advance sacituzumab govitecan and other drugs in our pipeline to improve the outcomes of patients with hard to treat cancers.”

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“Sacituzumab govitecan is one of the most exciting targeted therapies currently in development in oncology. It holds great potential to fulfil the unmet medical need for patients with metastatic TNBC, and we believe for other tumors affecting many patients,” remarked Pablo Legorreta, Founder & Chief Executive Officer of Royalty Pharma. “We are excited to join forces with Immunomedics in this mutually beneficial transaction to further advance sacituzumab govitecan into multiple indications with currently limited treatment options to positively impact patients, investors and stakeholders.”

“The Board over the past several months has been exploring a multitude of opportunities that provide us with the requisite financial resources to execute on our business priorities,” said Dr. Behzad Aghazadeh, Chairman of the Board of Immunomedics. “The agreement with Royalty Pharma announced today certainly meets that criteria, while importantly, also maintains the strategic flexibility of the Company, as we continue to explore opportunities to maximize shareholder value.”

Please refer to the current report on Form 8-K to be filed today for a further description of the terms of the transaction agreements, including certain call rights and termination rights of the parties as described therein.

DLA Piper LLP (US) served as legal advisor to Immunomedics and Goodwin Procter LLP acted as legal advisors to Royalty Pharma on the transaction.

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ most advanced product candidate is sacituzumab govitecan (IMMU-132), an antibody-drug conjugate that has received Breakthrough Therapy Designation from the FDA for the treatment of patients with metastatic triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics’ primary goal is to bring sacituzumab govitecan to market for the benefit of patients and the creation of stockholder value. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the industry leader in acquiring revenue-producing intellectual property, with over $15 billion in royalty assets. Royalty Pharma funds innovation in life sciences both directly and indirectly: directly when it partners with life sciences companies to co-develop and co-fund products in late-stage clinical trials, and indirectly when it acquires existing royalty interests from the original innovators (academic institutions, research hospitals, foundations and inventors). The company’s portfolio includes royalty interests in over 40 approved products including AbbVie’s Humira, AbbVie and J&J’s Imbruvica, Biogen’s Tecfidera, Vertex’s Kalydeco and Orkambi, J&J’s Remicade, Merck’s Januvia, Gilead’s Atripla and Truvada, Pfizer’s Lyrica, and Astellas and Pfizer’s Xtandi. Royalty Pharma is also a leading investor in pre-approval royalties, having committed over $850 million to direct R&D funding in exchange for royalties, and having invested over $4 billion in royalties on pre-approval products since 2011.

Immunomedics’ cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements, forecasts of future operating results, potential collaborations, and capital raising activities, timing for bringing any product candidate to market, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Immunomedics Contacts:

Investor:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media:

Dan Zacchei / Josh Hochberg

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

Jhochberg@sloanepr.com

Royalty Pharma Contacts:

Alexander v. Perfall

Vice President, Investor Relations & Public Affairs

(212) 883-2298,

erfall@royaltypharma.com